UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 1, 2014

FURIEX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34641	27-1197863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

3900 Paramount Parkway,

Suite 150, Morrisville, North Carolina 27560

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 456-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

A special meeting of stockholders (the “Special Meeting”) of Furiex Pharmaceuticals, Inc. (the “Company”), was held on July 1, 2014. A total of 8,733,295 shares of Company common stock, out of a total of 10,816,005 shares of common stock issued and outstanding and entitled to vote as of May 29, 2014 (the record date for the Special Meeting), were present in person or represented by proxy at the Special Meeting. A summary of the voting results for the following proposals, each of which is described in detail in the Company’s proxy statement dated June 4, 2014, first mailed to the Company’s stockholders on June 9, 2014, and supplemented on June 23, 2014, is set forth below:

Proposal 1

The Company’s stockholders approved the proposal to adopt the Agreement and Plan of Merger, dated as of April 27, 2014, as it may be amended from time to time (the “Merger Agreement”), among the Company, Forest Laboratories, LLC, a Delaware limited liability company (as successor to Forest Laboratories, Inc.) (“Parent”), and Royal Empress, Inc., a Delaware corporation and a wholly owned subsidiary of Parent. The following are the final voting results for this proposal:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
8,636,934	13,949	58,058	24,354

Proposal 2

The Company’s stockholders approved the proposal to approve, by non-binding advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the merger contemplated by the Merger Agreement. The following are the final voting results for this proposal:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
8,422,322	49,112	237,506	24,355

Proposal 3

Because there were sufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement, the vote on the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies was not called.

Item 8.01	Other Events.

On July 1, 2014, the Company issued a press release announcing (1) that the Company’s stockholders voted to adopt the Merger Agreement and (2) that the Company has received notice of clearance of the proposed merger from the Ukrainian Antimonopoly Committee. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated July 1, 2014

Safe Harbor for Forward-Looking Statements

This Form 8-K, in particular statements regarding the proposed transaction between an affiliate of Forest Laboratories, LLC (as successor to Forest Laboratories, Inc.) and the Company, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about Forest Laboratories, LLC or Company managements’ future expectations, beliefs, goals, plans or prospects, includes forward-looking statements that are based on certain beliefs and assumptions and reflect the current expectations of the Company, Forest Laboratories, LLC, and their respective management. Statements that are predictive in nature, that depend on or relate to future events or conditions, or that include words such as “believes,” “anticipates,” “expects,” “continues,” “predict,” “potential,” “contemplates,” “may,” “will,” “likely,” “could,” “should,” “estimates,” “intends,” “plans” and other similar expressions are forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Forward-looking statements involve known and unknown risks, assumptions and uncertainties that may cause actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements, and you should not place undue reliance on these statements. Some of the factors that could cause actual results to differ materially from current expectations are: the ability to consummate the proposed transaction; any conditions imposed on the parties in connection with the consummation of the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the agreement relating to the proposed transaction; the Company’s ability to maintain relationships with employees and third parties following announcement of the proposed transaction; the ability of the parties to satisfy the conditions to the closing of the proposed transaction; the risk that the proposed transaction may not be completed in the time frame expected by the parties or at all; and the risks that are described from time to time in the Company’s reports filed with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and on general industry and economic conditions. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 1, 2014	FURIEX PHARMACEUTICALS, INC.

/s/ Sailash Patel
Sailash Patel
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated July 1, 2014

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